                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 VARI-LITE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

January 30, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held at 10:00 a.m. local time, on Friday, February 27, 1998, at the Company's offices at 201 Regal Row, Dallas, Texas 75247. At this meeting you will be asked to:

    (i) Elect two Class I directors to serve until the annual meeting of stockholders to be held in 2001; and

    (ii) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    It is important that your shares be represented at the meeting; therefore, if you do not expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope at your earliest convenience.

                                    Very truly yours,

                                    H.R. BRUTSCHE III
                                    CHAIRMAN OF THE BOARD

Dallas, Texas
January 30, 1998

                         VARI-LITE INTERNATIONAL, INC.

                                 201 REGAL ROW

                              DALLAS, TEXAS 75247

                            ------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 27, 1998

                             ---------------------

    The Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 201 Regal Row, Dallas, Texas 75247, on Friday, February 27, 1998 at 10:00 a.m. local time, for the following purposes:

    1. To elect two Class I directors to serve until the annual meeting of stockholders to be held in 2001; and

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on January 26, 1998 are entitled to notice of, and to vote at, the meeting or any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available at the meeting for examination by any stockholder.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO THE COMPANY IN THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the meeting and withdrawing the proxy. Please date, sign and return the enclosed proxy immediately in the stamped envelope provided.

                                            By Order of the Board of Directors

                                                    Michael P. Herman,

                                                        SECRETARY

Dallas, Texas

January 30, 1998

                         VARI-LITE INTERNATIONAL, INC.

                                 201 REGAL ROW

                              DALLAS, TEXAS 75247

                            ------------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 27, 1998

                            ------------------------

    This Proxy Statement is furnished to stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on February 27, 1998 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder giving such a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the meeting and withdrawing the proxy. Your attendance at the meeting will not constitute automatic revocation of the proxy. This Proxy Statement and the enclosed proxy form are first being sent to stockholders on or about January 30, 1998.

    Included with this Proxy Statement are copies of the Company's 1997 Annual Report. Such Annual Report does not form any part of the proxy solicitation material.

                         ACTION TO BE TAKEN AT MEETING

    When stockholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the stockholder otherwise specifies therein, the accompanying proxy will be voted (i) FOR the election as Class I directors of the nominees listed under "Election of Directors," and (ii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the meeting. The Board of Directors does not know of any such other matter or business.

                        PERSONS MAKING THE SOLICITATION

    The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

                           OUTSTANDING CAPITAL STOCK

    The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 26, 1998. At the close of business on that date the Company had 7,800,003 shares of Common Stock, $0.10 par value per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting.

    The following table sets forth, as of January 26, 1998, the number of shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for services rendered for the fiscal year ended September 30, 1997 (collectively, the "Named Executive Officers"), and (4) all directors and executive officers as a group. Except as otherwise indicated, each of the persons named below has sole voting power and investment power with respect to such Common Stock.

                                                                                   BENEFICIAL OWNERSHIP
                                                                                 -------------------------
                                                                                 NUMBER OF
NAME OF BENEFICIAL OWNER                                                           SHARES     PERCENTAGE
-------------------------------------------------------------------------------  ----------  -------------
H. R. Brutsche III(1)..........................................................     712,358         9.1%
James H. Clark, Jr.(2)(3)......................................................     614,968         7.9
John D. Maxson(2)(4)...........................................................     700,840         9.0
C. Vincent Prothro.............................................................       5,000        *
John R. Rettberg...............................................................      --           --
J. Anthony Smith(5)............................................................     758,944         9.7
Anthony G. Banks(5)............................................................     758,936         9.7
Philip D.C. Collins(5).........................................................     758,940         9.7
Michael J.C.C. Rutherford(5)...................................................     758,936         9.7
Alice Spradley(6)..............................................................     428,926         5.5
Keizo Akimoto..................................................................       1,000        *
James M. Bornhorst(7)..........................................................     221,636         2.8
T. Clay Powers(8)..............................................................      10,740        *
The Prudential Insurance Company of America(9).................................     827,900        10.6
David W. Alley(10).............................................................      36,471        *
All officers and directors as a group (17 persons)(11).........................   3,112,414        39.9

------------------------

 *  less than one percent

 (1) Includes 45,164 shares held by Brutsche Family Trust, a trust of which Brown Brothers Harriman & Co. ("BBH") serves as trustee, 810 shares held by the ESOP for the benefit of Mr. Brutsche and 8,333 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Brutsche disclaims beneficial ownership of the shares held by Brutsche Family Trust. Mr. Brutsche's address is 201 Regal Row, Dallas, Texas 75247.

 (2) The address of Messrs. Clark and Maxson is 8117 Preston Road, Suite 220, Dallas, Texas 75225.

 (3) Includes 587,389 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, and 3,764 shares held by Mr. Clark's wife. Mr. Clark disclaims beneficial ownership of the shares owned by his wife.

 (4) Includes 50,731 shares held by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee. Mr. Maxson disclaims beneficial ownership of such shares.

 (5) The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 392,584 shares, 392,584 shares, 392,584 shares and 392,588 shares held by Walbrook Trustees (Jersey) Ltd., Re: G45 ("G45"), Walbrook Trustees (Jersey) Ltd., Re: G46 ("G46"), Walbrook Trustees (Jersey) Ltd.,
     Re: G47 ("G47") and Walbrook Trustees (Jersey) Ltd., Re: G48 ("G48"), respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. The 292,059 shares held by Ashtray Music Ltd. are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 74,293 shares, 74,297 shares, 74,293 shares and 74,297 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares.

 (6) Includes 56,192 shares held by The Walter & Alice Spradley Family Trust, 176,767 shares held by The Walter & Alice Spradley Living Trust--Marital Trust #1, 56,192 shares held by The Walter & Alice Spradley Living Trust--Marital Trust #2A and 139,775 shares held by The Walter & Alice Spradley

     Living Trust--Marital Trust #2B. Alice Spradley is the trustee of all of such trusts. Mrs. Spradley's address is 3131 McKinney Avenue, Suite 490, Dallas, Texas 75204.

 (7) Includes 693 shares held by the ESOP for the benefit of Mr. Bornhorst.

 (8) Includes 650 shares held by the ESOP for the benefit of Mr. Powers.

 (9) The Prudential Insurance Company of America's address is 751 Broad Street, Newark, New Jersey 07102-3777.

(10) Prior to his departure in the fiscal year ending September 30, 1998, Mr. Alley served as Executive Vice President--International Operations of Vari-Lite. Includes 810 shares held by the ESOP for the benefit of Mr. Alley.

(11) Includes 5,102 shares held by the ESOP for the benefit of some of such persons and 8,333 shares issuable upon exercise of stock options exercisable within 60 days.

                               QUORUM AND VOTING

    The presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal, other than the election of directors, as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. All other matters that properly come before the Annual Meeting must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

    Two Class I directors are to be elected at the Annual Meeting for a term expiring at the annual meeting of stockholders to be held in 2001 or until their respective successors are duly elected and qualified. Set forth below is certain information concerning the persons nominated for election as directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

CLASS I NOMINEES TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2001:

JOHN D. MAXSON

    John D. Maxson, 57, is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Maxson has served as Chairman of the Board of Showco, Inc. ("Showco") for approximately 25 years and as Chairman of IGNITION! Creative Group, Inc. ("Ignition") since its inception in September 1994.

C. VINCENT PROTHRO

    C. Vincent Prothro, 55, has been a director of the Company since April 1996. Mr. Prothro has been Chairman of the Board of Dallas Semiconductor Corporation, a manufacturer of electronic chips and chip-based subsystems, since 1984 and its Chief Executive Officer and President since 1989. Mr. Prothro is also a general partner of Southwest Enterprise Associates, L.P., a venture capital fund. Mr. Prothro's daughter is married to the son of James H. Clark, Jr.

    The present directors of the Company whose terms will expire after 1998 are as follows:

CLASS II DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 1999:

JAMES H. CLARK, JR.

    James H. Clark, Jr., 61, has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and Audit Committee and is a director of all of the Company's subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988, and serves as Chairman of the Board of Texas Freezer Co. Mr. Clark's son is married to Mr. Prothro's daughter.

JOHN R. RETTBERG

    John R. Rettberg, 60, has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee and Omnibus Committee. Mr. Rettberg currently serves as a consultant to the Northrop Grumman Corporation ("Northrop Grumman"), an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing. Mr. Rettberg has served in this capacity since his retirement from Northrop Grumman on January 1, 1995. Mr. Rettberg joined Northrop Grumman in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. Mr. Rettberg is also a director of J.P. Morgan Investment Mgmt., a manager of mutual funds.

CLASS III DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2000:

H.R. BRUTSCHE III

    H.R. Brutsche III, 53, is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Brutsche has served as Chairman of the Board, President and Chief Executive Officer of the Company and its predecessors since 1980. Mr. Brutsche also serves as Chairman of the Board of Vari-Lite Europe Holdings Limited ("VLEH"), Vari-Lite Europe Ltd. ("Vari-Lite Europe"), Brilliant Stages Ltd. ("Brilliant Stages") and Theatre Projects Lighting Services Ltd. ("Theatre Projects") and as President and Chief Executive Officer of Vari-Lite, Inc. ("Vari-Lite") and Irideon, Inc. ("Irideon").

J. ANTHONY SMITH

    J. Anthony Smith, 53, has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of all of the Company's subsidiaries. Mr. Smith has been the Managing Director of Hit & Run Music (Publishing) Limited, an international independent music publisher, and Hit & Run Music Limited, a professional manager of musicians, for over 20 years, and Ives Street Developments Limited, a property management company, for six years.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers and directors of the Company are as follows:

NAME                                                                   POSITION
------------------------------------  ---------------------------------------------------------------------------
H. R. Brutsche III(1)                 Chairman of the Board, President and Chief Executive Officer of the Company

Michael P. Herman                     Vice President--Finance, Chief Financial Officer and Secretary of the
                                        Company

James H. Clark, Jr.(1)(2)             Director of the Company

John D. Maxson(1)                     Director of the Company and Chairman of the Board of Showco and Ignition

J. Anthony Smith(3)                   Director of the Company

C. Vincent Prothro(2)(3)(4)           Director of the Company

John R. Rettberg(2)(3)(4)             Director of the Company

Keizo Akimoto                         President and Representative Director of Vari-Lite Asia, Inc. ("Vari-Lite
                                        Asia")

James P. Bates                        Vice President--Information Technology and Chief Information Officer of the
                                        Company

James M. Bornhorst                    Vice President and Chief Science Officer of the Company and Vice
                                        President--Advanced Technology and Director of Vari-Lite

Richard W. Bratcher, Jr.              President, Chief Executive Officer and Director of Showco

Brian L. Croft                        Managing Director of VLEH

Robert V. Dungan                      Vice President, General Manager and Director of Irideon

Loren J. Haas                         Executive Vice President--Vari-Lite Production Services of
                                        Vari-Lite

Janis C. Pestinger                    Vice President--Administration and Assistant Secretary of the Company

T. Clay Powers                        Vice President--Product Development and Manufacturing of
                                        Vari-Lite and Director of Showco

J. Scott Thompson                     President, Chief Executive Officer and Director of Ignition

------------------------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Omnibus Plan Committee

    Information concerning the business experience of Messrs. Brutsche, Clark, Maxson, Prothro, Rettberg and Smith is provided under the section entitled "ELECTION OF DIRECTORS."

    Michael P. Herman, 55, joined the Company in June 1993 as Vice President--Finance, Chief Financial Officer, Secretary and Treasurer. In January 1997, Mr. Herman ceased acting as Treasurer of the Company. Mr. Herman also serves as Vice President--Finance, Chief Financial Officer, Secretary and Treasurer of Vari-Lite, Irideon, Showco and Ignition. From May 1991 to May 1993, Mr. Herman was the

Vice President--Finance and Chief Financial Officer of Barry's Cameras, Inc., a chain of retail camera and video stores.

    Keizo Akimoto, 63, joined Vari-Lite Asia at its inception in 1984 and has been its Representative Director (equivalent of chief executive officer) since 1985 and its President since 1992.

    James P. Bates, 51, has been the Vice President--Information Technology and Chief Information Officer of the Company since September 1996. Prior to that time since 1989, Mr. Bates held various positions with DSC Communications Corp., most recently serving as Director of Applications Systems Implementation.

    James M. Bornhorst, 52, has been the Vice President and Chief Science Officer of the Company and the Vice President--Advanced Technology of Vari-Lite since October 1995 and a director of Vari-Lite since its inception. Prior to October 1995, Mr. Bornhorst served as Vice President--Engineering of Vari-Lite since 1983 and has been employed since 1972 in various other capacities with Showco and Vari-Lite.

    Richard W. Bratcher, Jr., 37, has been the President and Chief Executive Officer and a director of Showco since July 1996. He served as Vice President and General Manager of Showco from August 1993 until July 1996 and as its shop manager from August 1987 until August 1993. Mr. Bratcher has also served in various other capacities with Showco since 1983.

    Brian L. Croft, 59, has been the Managing Director of VLEH and Vari-Lite Europe since the formation of VLEH and its acquisition of Vari-Lite Europe in March 1994. From 1989 until its acquisition by the Company in March 1994, Mr. Croft was the General Manager and a director of Vari-Lite Europe, which was then an independent VARI*LITE-Registered Trademark- distributor and a subsidiary of the Samuelson Group plc.

    Robert V. Dungan, 45, has served as Vice President and General Manager of Irideon since its inception in September 1994 and as a director of Irideon since January 1996. From January 1993 to September 1994, Mr. Dungan served as Vice President--Products Group of Vari-Lite and served as its Operations Manager from 1988 until January 1993. He has also served in various other capacities with Vari-Lite since 1983.

    Loren J. Haas, 39, has been the Executive Vice President--Vari-Lite Production Services of Vari-Lite since December 1997. From February 1995 until December 1997, Mr. Haas was Executive Vice President--North American Operations of Vari-Lite. Prior to that from October 1992 until February 1995, he was General Manager--Dallas of Vari-Lite and was its Marketing Manager from December 1990 until October 1992. Mr. Haas has served in various other capacities with Vari-Lite since 1987.

    Janis C. Pestinger, 46, has been Vice President--Administration and Assistant Secretary of the Company since November 1996 and May 1993, respectively. Ms. Pestinger also has served as Vice President--Administration of Vari-Lite since December 1993 and for more than three years prior to that as its Risk and Benefits Manager. Ms. Pestinger has served in various other positions with Vari-Lite and Showco since 1979.

    T. Clay Powers, 38, has been the Vice President--Product Development and Manufacturing of Vari-Lite since July 1996. Prior to that he served as the President and Chief Executive Officer of Showco since April 1992. Mr. Powers also has served as a director of Showco since December 1990. From January 1991 to April 1992, Mr. Powers served as Vice President and General Manager of Showco and from January 1990 to January 1991 Mr. Powers served as its Vice President--Internal Operations. Mr. Powers has served in various other capacities with Showco since 1982.

    J. Scott Thompson, 45, has served as President and Chief Executive Officer of Ignition since October 1994 and as a director of Ignition and its predecessor since January 1992. Prior to October 1994, Mr. Thompson was a Vice President of Showco since 1987 and served in various capacities with Showco since 1978.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to the Company's Named Executive Officers as of the end of the fiscal year ended September 30, 1997 for services rendered to the Company during the fiscal years ended September 30, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                                ----------------------  OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION                        FISCAL YEAR  SALARY($)   BONUS($)    COMPENSATION    COMPENSATION($)
-------------------------------------------------  -----------  ---------  -----------  -------------  -----------------
H.R. Brutsche III,...............................        1997     466,014      51,864       167,000(1)        48,348(2)
  Chairman of the Board, Chief Executive Officer         1996     433,008      48,713       167,000(1)        45,259(2)
    and President of the Company

Keizo Akimoto,...................................        1997     181,343(3)     18,564(3)      --             2,805(4)
  Representative Director of Vari-Lite Asia              1996     199,737(3)     19,495(3)      --             2,805(4)

James M. Bornhorst,..............................        1997     154,995      10,464        --                6,618(5)
  Vice President and Chief Science Officer of the        1996     136,299       9,449        --                6,374(5)
    Company and Vice President-- Advanced
    Technology of Vari-Lite

T. Clay Powers,..................................        1997     150,000      26,250        --                6,368(6)
  Vice President-Product Development and                 1996     127,267      10,500        --                6,849(6)
    Manufacturing of Vari-Lite

David Alley (7)..................................        1997     163,506      10,209        --                6,955(8)
                                                         1996     154,500      11,513        --                6,660(8)

------------------------

(1) These amounts were paid to Mr. Brutsche pursuant to the Deferred Compensation Agreement (as hereinafter defined). See "Executive Compensation--Directors Compensation."

(2) These amounts include $3,542 and $22,525 and $3,292 and $20,725 which were paid on behalf of Mr. Brutsche for the Policies (as hereinafter defined) pursuant to the Split-Dollar Agreements (as hereinafter defined) and for a term life insurance policy, respectively, maintained on the life of Mr. Brutsche for the fiscal years ended September 30, 1997 and 1996, respectively; $14,866 and $13,817 which were paid to reimburse Mr. Brutsche for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy in the fiscal years ended September 30, 1997 and 1996, respectively; $4,610 and $4,620 which were contributed by the Company on behalf of Mr. Brutsche to the Company's 401(k) plan in the fiscal years ended September 30, 1997 and 1996, respectively; and $2,805 and $2,805 worth of Common Stock held in the ESOP which was allocated to Mr. Brutsche in the fiscal years ended September 30, 1997 and 1996, respectively. See "Executive Compensation--Employment Agreements."

(3) Calculated by applying the conversion rate of Japanese yen to U.S. dollars based on the exchange rate in effect at the end of each month during the fiscal years presented.

(4) These amounts were contributed by the Company on behalf of Mr. Akimoto to the Equivalence Plan (as hereinafter defined).

(5) These amounts include $4,000 and $3,756 which were contributed by the Company on behalf of Mr. Bornhorst to the Company's 401(k) plan in the fiscal years ended September 30, 1997 and 1996, respectively, and $2,618 and $2,618 worth of Common Stock held in the ESOP which was allocated to Mr. Bornhorst in the fiscal years ended September 30, 1997 and 1996, respectively.

(6) These amounts include $3,750 and $4,231 which were contributed by the Company on behalf of Mr. Powers to the Company's 401(k) plan in the fiscal years ended September 30, 1997 and 1996, respectively, and $2,618 and $2,618 worth of Common Stock held in the ESOP which was allocated to Mr. Powers in the fiscal years ended September 30, 1997 and 1996, respectively.

(7) Prior to his departure during the fiscal year ending September 30, 1998, Mr. Alley served as Executive Vice President--International Operations of Vari-Lite.

(8) These amounts include $4,150 and $3,855 which were contributed by the Company on behalf of Mr. Alley to the Company's 401(k) plan in the fiscal years ended September 30, 1997 and 1996, respectively, and $2,805 and $2,805 worth of Common Stock held in the ESOP which was allocated to Mr. Alley in the fiscal years ended September 30, 1997 and 1996, respectively.

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company or any of its subsidiaries is paid an annual fee of $20,000, plus $1,000 for each meeting of the Board of Directors or a Committee of the Board of Directors attended. The Company also pays all transportation and lodging costs for directors to attend meetings of the Board of Directors and its Committees. Each of Messrs. Clark, Maxson and Smith also receives $10,000 annually plus $250 per meeting for serving as a director of Vari-Lite, $5,000 annually plus $62.50 per meeting for serving as a director of VLEH, $4,000 annually plus $125 per meeting for serving as a director of Showco, $4,000 annually plus $62.50 per meeting for serving as a director of each of Vari-Lite Europe and Theatre Projects, $3,000 annually plus $125 per meeting for serving as a director of each of Vari-Lite Asia, Ignition and Irideon and $3,000 annually plus $62.50 per meeting for serving as a director of Brilliant Stages.

    As of July 1, 1995, the Company entered into a Deferred Compensation Agreement ("Deferred Compensation Agreement") with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Also, as of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with each of Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Each of Messrs. Clark, Maxson and Smith (each a "Consultant") also has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to split-dollar agreements (the "Split-Dollar Agreements") with the Company. The Split-Dollar Agreements each provides for sharing the costs and benefits of the Policy between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimburses the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policy that is subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

EMPLOYMENT AGREEMENT

    As of July 1, 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with H. R. Brutsche III, Chairman of the Board, President and Chief Executive Officer of the Company. The initial term of the Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsche may be terminated in the event of his death or permanent disability, for cause (as defined in the Employment Agreement) or upon the occurrence of a change of control (as defined in the Employment Agreement). If Mr. Brutsche is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Annual Incentive Plan (as hereinafter defined). If Mr. Brutsche is terminated because of his permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Employment Agreement, less any disability benefits he receives. If Mr. Brutsche is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Employment Agreement, Mr. Brutsche is eligible to receive certain other benefits. See "Executive Compensation--Director Compensation."

EMPLOYEE BENEFIT PLANS

    OMNIBUS PLAN. In August 1997, the Company adopted the Vari-Lite International, Inc. 1997 Omnibus Plan (the "Omnibus Plan") to attract and retain qualified employees and non-employee directors. An aggregate of 800,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and certain other types of reclassifications, has been authorized for issuance upon exercise of options or as bonus stock. In addition, stock appreciation rights ("SARs"), phantom stock, dividend equivalents or restricted or performance awards ("Awards") may be granted under the Omnibus Plan. The Omnibus Committee administers the Omnibus Plan and determines to whom Awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability thereof. Awards may be granted to officers, management, other key employees and to non-employee directors of the Company or any of its present or future subsidiaries as determined by the Omnibus Committee, provided that any options to be granted to non-employee directors who are members of the Omnibus Committee must be granted by the entire Board of Directors of the Company.

    The Omnibus Plan authorizes the grant or issuance of both nonqualified stock options and incentive stock options, with the terms of each such option set forth in separate agreements. The Omnibus Plan requires that the exercise price for each stock option must be not less than 100% of the fair market value of the Common Stock at the time the option is granted. No incentive stock option, however, may be granted to either a non-employee director or to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant. The fair market value of stock options that may be granted to an employee in any calendar year is not limited, but no employee may be granted incentive stock options that first become exercisable during a calendar year to purchase Common Stock with an aggregate fair market value (determined at the time of grant) in excess of $100,000. In addition, no grantee may be granted more than an aggregate of 800,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and certain other types of reclassifications. SARs may be granted separately or in tandem with the grant of an option. Any performance awards may be denominated or payable in cash, Common Stock, other securities or other Awards and shall confer on the holder thereof the right to receive payments based upon the achievement of such performance goals and for such periods as the Omnibus Committee may establish. Bonus stock may be sold to the grantees at various prices (but not below par value) and made subject to such restrictions as may be determined by the Omnibus Committee. The Omnibus Committee may grant other Awards that provide the grantee with the right to purchase Common Stock or that are valued by reference to the fair market value of the Common Stock including, but not limited to, phantom securities or dividend equivalents.

    The exercise or purchase price for all options, restricted stock and other rights to acquire Common Stock, together with any applicable tax required to be withheld, may be paid in cash or, at the discretion of the Omnibus Committee, with shares of Common Stock owned by the grantee (or issuable upon exercise of the option), execution of a promissory note by the grantee or with other lawful consideration.

    The dates on which options or other Awards first become exercisable and on which they expire will be set forth in individual stock options or other agreements setting forth the terms of the Awards. Such agreements may provide that options and other Awards expire upon termination of the grantee's status as an employee or director or for any other reason and may provide that such options continue to be exercisable following the grantee's death or disability by the grantee's estate or by the person who acquired the right to exercise the option by bequest or inheritance, or by the grantee or his representative in the event of the grantee's disability, provided the option is exercised prior to the earlier of the date of its expiration or six months after the date of the grantee's death or disability. In the event of a change of control (as defined in the Omnibus Plan) of the Company, all Awards that have not expired will become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

    No Award may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although shares of Common Stock issued under the Omnibus Plan may be transferred if all applicable restrictions have lapsed.

    Amendments of the Omnibus Plan to change the class of persons eligible to be granted Awards or increase the number of shares as to which options or bonus stock may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's stockholders. In all other respects the Omnibus Plan can be amended, modified, suspended or terminated by the Omnibus Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Omnibus Plan may not, without the consent of the grantee, affect such grantee's rights under an Award previously granted, unless the Award itself otherwise expressly so provides. The Omnibus Plan terminates 10 years from the date of its adoption by the Company's Board of Directors.

    On October 16, 1997, options to purchase 552,400 shares (20,000 shares of which have subsequently been forfeited) of Common Stock were granted, with exercise prices ranging from $12.00 to $13.20 per share, to directors, officers, employees and Named Executive Officers of the Company, including options to purchase 75,000, 15,000, 25,000, 25,000, 12,000, 12,000, 10,000, 4,800 and
4,800 shares of Common Stock granted to Messrs. Brutsche, Akimoto, Bornhorst, Powers, Clark, Maxson, Smith, Prothro and Rettberg, respectively. Subsequent to October 16, 1997, the Company granted additional options to purchase 11,600 shares of Common Stock with an exercise price of $11.88 per share to certain other employees of the Company.

    ESOP. The Company adopted the Vari-Lite International, Inc. Employees' Stock Ownership Plan (the "ESOP"), effective as of January 1, 1995, for the benefit of its employees and the employees of its participating subsidiaries (the Company and its participating subsidiaries are referred to herein as the "Employers") who are at least 21 years of age, have completed at least one "year of service" (as defined in the ESOP) and are actively contributing to the Company's 401(k) plan. The ESOP is intended to be an eligible individual account stock bonus plan that qualifies under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, subject to certain maximum provisions, allocates the Employers' discretionary contributions to each participating employee according to the ratio of such employee's total compensation to the aggregate amount of compensation received by all participants in the ESOP. The term "compensation" includes base salary paid during a plan year and cafeteria deferrals under Section 125 of the Code, but does not include reimbursements or other expenses, allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, welfare benefits, bonuses, overtime pay or amounts deferred under a salary deferral arrangement under Section 401(k) of the Code.

    The Company intends, but is not required, to make annual contributions to the ESOP in the form of nonelective contributions and qualified matching contributions (as each is defined in the ESOP) consisting of shares of Common Stock, cash or a combination thereof. The ESOP provides for full distributions of employee account balances for normal and late retirements, disability and death and distributions of vested portions of employee accounts upon a separation of service (as defined in the ESOP). Generally, a participant's benefits under the ESOP will become vested 20% per year commencing upon completion of three years of service and be fully vested upon completion of seven years of service.

    The assets of the ESOP are held by Overton Bank and Trust, N.A., as trustee of The Vari-Lite International, Inc. Employees' Stock Ownership Trust, which Trust is intended to be exempt from taxation under Section 501(a) of the Code. The Company acts as Plan Administrator of the ESOP.

    EQUIVALENCE PLAN. The Company adopted The Vari-Lite International, Inc. Employees' Stock Equivalence Plan (the "Equivalence Plan"), effective as of January 1, 1995, for the benefit of certain employees of subsidiaries of the Company domiciled outside of the United States who are at least 21 years of age and have completed at least one "year of service" (as defined in the Equivalence
Plan). The Equivalence Plan is intended to be a nonqualified employee retirement plan known as a phantom stock plan under United States tax laws. Employees participating in the Equivalence Plan are eligible to receive stock equivalence units ("Units") credited to their accounts along with the contractual right to receive the cash value of such Units in the future. No shares of stock will be distributed under the Equivalence Plan. The value of each Unit is equal to the fair market value of one share of Common Stock on the date such Unit is credited to a participant's account. Upon conversion of the Units in accordance with the terms of the Equivalence Plan, participants shall be entitled to receive, for each Unit converted, an amount equal to the fair market value of one share of Common Stock on the date of conversion. A holder of Units shall not have any dividend or voting rights or any other rights as a stockholder of the Company, unless otherwise provided by the Board of Directors of the Company.

    The number of Units awarded under the Equivalence Plan, if any, will be determined each year by the Compensation Committee. The Company's awards of Units under the Equivalence Plan shall be made, subject to certain maximum provisions, according to the ratio of each eligible employee's total compensation to the amount of total compensation received by all participants in the Equivalence Plan. The Equivalence Plan provides for full distributions of employee account balances upon the retirement, disability or death of an employee and distributions of vested percentages of employee accounts upon termination of employment for any other reason. Generally, a participant's benefits under the Equivalence Plan will fully vest upon his or her completion of seven years of service.

    The Company established an irrevocable grantor trust within the meaning of the Code (commonly referred to as a rabbi trust) to provide funding for benefit payments from the Equivalence Plan. Although an employer's contributions to the rabbi trust are generally irrevocable, the assets placed in the trust must remain subject to the claims of the employers' creditors. The rabbi trust provides the participants in the Equivalence Plan with additional security that they will receive benefits in the event of a change in the management of the Company.

    The assets of the Equivalence Plan are held by Bank of Butterfield International (Cayman) Ltd., as trustee of The Vari-Lite International, Inc. Equivalence Plan Trust, and the Company acts as Plan Administrator.

    ANNUAL INCENTIVE PLAN. On June 13, 1995, the Company adopted the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"), effective October 1, 1994, to provide annual bonuses to eligible employees. The Annual Incentive Plan was amended and restated effective October 1, 1997. Any full-time employee who is employed by the Company or one of its subsidiaries (approved by the Omnibus Committee) on March 31 of a year shall be considered an eligible employee for that year. For purposes of the Annual Incentive Plan, an employee is considered a full-time employee (i) if he is scheduled to work a minimum of 30 hours per week throughout the year and (ii) in the case of an individual who is an employee of the Company or a United States subsidiary of the Company, he is entitled to coverage under the Showco/Vari-Lite Welfare Benefit Plan. Bonus amounts for a year may be granted based on predetermined targets ("formula derived awards") or in the discretion of the Omnibus Committee ("discretionary awards"), or a combination of both. The targets for each year are established by the Omnibus Committee and may be based solely on the Company's attaining its operating income goal for that year (as established by the Omnibus Committee) or may be based in part on the level of attainment by the Company of that operating income goal and in part on the level of attainment of performance measures established by the Omnibus Committee for that year based on subsidiary, department, team or individual performance, or a combination thereof as determined by the Omnibus Committee. The relative weight placed on each performance measure by the Omnibus Committee may vary for each eligible employee based on his position with the Company, or its subsidiaries, departments or teams. Each year each eligible employee shall have the opportunity to earn a specified percentage of his base salary (excluding any bonus, commission or overtime) for that year as a formula derived award. The range of percentage of base salary that a participant may earn as a formula derived award is specified in the Annual Incentive Plan and is determined by each eligible employee's level of responsibility and potential impact on the Company's performance. With respect to years that commenced prior to October 1, 1997, no eligible employee shall be deemed to have earned a formula derived award for a year unless the Company attains the threshold level (specified in the Annual Incentive Plan) of operating income established for that year. Discretionary awards are not limited.

    The Company shall make payment of all bonus amounts for a year, if any, to each eligible employee in cash no later than 90 days after the end of that year (the "Payout Date"). Unless an eligible employee's full-time employment terminates due to death, total disability or retirement at or after age 65, the employee must be employed by the Company or one of its subsidiaries as a full-time employee on the Payout Date for a year to be entitled to receive payment of his bonus, if any, for that year. If an eligible employee becomes eligible after the first day of the year or dies, retires at or after age 65 or becomes totally disabled during the year, after being employed by the Company for at least six months during that year, the bonus amount, if any, payable to him for that year shall be prorated to reflect the actual length of his service with the Company and its subsidiaries during that year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1997, the Compensation Committee of the Board of Directors of the Company consisted of Messrs. Smith, Prothro and Rettberg. Each of Messrs. Prothro and Rettberg is an independent director.

    Mr. Smith has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that Mr. Smith will be available to provide consulting services to the Company in consideration for the Company's payment to Mr. Smith of an annual consulting fee of $20,000, payable monthly. The Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by Mr. Smith thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If the Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, Mr. Smith will receive the full consulting fee he would have received through the remainder of the three-year term.

    Mr. Smith has also entered into the Deferred Compensation Agreement with the Company, dated as of July 1, 1995, pursuant to which he receives $167,000 annually for six years, payable monthly.

REPORT OF THE COMPENSATION COMMITTEE AND OMNIBUS COMMITTEE

    The principal elements of compensation provided to the executive officers of the Company, including Mr. H.R. Brutsche III, the Chairman of the Board, President and Chief Executive Officer of the Company, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under the Company's Annual Incentive Plan if performance exceeds targeted levels. In the fiscal years subsequent to the fiscal year ended September 30, 1997, option grants under the Company's Omnibus Plan will also be utilized as a component of compensation.

    Mr. Brutsche is entitled to receive a minimum annual salary of $433,000 pursuant to the Employment Agreement. Subject to this minimum, Mr. Brutsche's base salary rate may be increased at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate. Mr. Brutsche was paid $466,000 during the fiscal year ended September 30, 1997 as base salary. In addition, Mr. Brutsche receives additional annual compensation of $167,000 pursuant to the terms of the Deferred Compensation Agreement, certain other benefits under the Split-Dollar Agreement, contributions under the ESOP and payment of term life insurance policies on his life.

    The Annual Incentive Plan is administered by the Omnibus Committee. Bonus amounts for a year may be granted to eligible employees of the Company based on predetermined targets ("formula derived awards") or in the discretion of the Omnibus Committee ("discretionary awards"), or a combination of both. Bonuses are generally awarded to eligible employees based on a combination of the Company achieving its defined operating income goals and the eligible employee's individual performance.

    The Compensation Committee and Omnibus Committee believe that this performance-based bonus program, along with the ESOP, Equivalence Plan and Omnibus Plan, enables the Company to provide total compensation to its management group comparable to rates paid by other companies. The Compensation Committee and Omnibus Committee believe that basing bonuses on achievement of defined Company goals will properly motivate management and improve the Company's performance which should lead to increased profitability.

    The Company will not be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), until 2001 because the Common Stock did not become publicly traded until October 16, 1997. At such time, to the extent that the Company's compensation plans can be exempt from Section 162(m), the Company will institute procedures necessary to ensure the deductibility of executive compensation under Section 162(m).

    This report is submitted by the members of the Compensation Committee and Omnibus Committee.

    COMPENSATION COMMITTEE          OMNIBUS COMMITTEE

         J. Anthony Smith           C. Vincent Prothro
       C. Vincent Prothro             John R. Rettberg
         John R. Rettberg

STOCK PERFORMANCE CHART

    The Company's initial public offering of its Common Stock did not occur until the fiscal year ending September 30, 1998. Therefore, no performance chart is required or included in this Proxy Statement.

                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE

    The Board of Directors of the Company met four times during the fiscal year ended September 30, 1997. Each director attended at least 75% of the called meetings. The Board of Directors currently has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Omnibus Committee.

EXECUTIVE COMMITTEE

    The Executive Committee is composed of Messrs. Clark, Maxson and Brutsche, with Mr. Clark serving as Chairman. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee met 10 times during the fiscal year ended September 30, 1997.

AUDIT COMMITTEE

    The Audit Committee is composed of Messrs. Clark, Prothro and Rettberg, with Mr. Clark serving as Chairman. The Audit Committee is responsible for (a) reviewing the scope of, and the fees for, the annual audit, (b) reviewing with the independent auditors the Company's accounting practices and policies, (c) reviewing with the independent auditors their final report, (d) reviewing with internal and independent auditors overall accounting and financial controls and
(e) being available to the independent auditors for consultation purposes. The Audit Committee met one time during the fiscal year ended September 30, 1997.

COMPENSATION COMMITTEE

    The Compensation Committee is composed of Messrs. Smith, Prothro and Rettberg, with Mr. Rettberg serving as Chairman. With the exception of granting awards under the Omnibus Plan and Annual Incentive Plan, the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time during the fiscal year ended September 30, 1997.

OMNIBUS COMMITTEE

    The Omnibus committee is composed of Messrs. Prothro and Rettberg, with Mr. Rettberg serving as Chairman. The Omnibus Committee administers the Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans. The Omnibus Committee did not meet during the fiscal year ended September 30, 1997.

                            SECTION 16 REQUIREMENTS

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Common Stock or securities convertible into or exercisable for Common Stock, to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership in the Common Stock, securities convertible into or exercisable for Common Stock and any other equity securities of the Company. Since the Company's initial public offering of its Common Stock did not occur until the fiscal year ending September 30, 1998, no Section 16(a) reports were required to be filed during the fiscal year ended September 30, 1997.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

    During the fiscal year ended September 30, 1997, Philip D.C. Collins, who beneficially owns more than five percent of the Common Stock of the Company, paid the Company, $2.6 million for the rental of automated lighting products and other services for use in his concert tours. Hit & Run Music Limited, a corporation owned by J. Anthony Smith, manages Mr. Collins. The Company believes that the terms of the above transactions were at least as favorable to the Company as those which could have been obtained in an arm's length transaction with an unaffiliated third party.

    In addition, certain directors of the Company receive deferred compensation and consulting payments. See "Executive Compensation--Compensation of Directors."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended September 30, 1997. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.

                            STOCKHOLDERS' PROPOSALS

    Stockholders must submit their proposals to the Secretary of the Company on or before October 2, 1998 for consideration at the Company's next Annual Meeting.

                                 MISCELLANEOUS

    The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.

    The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

                                          By Order of the Board of Directors

                                              Michael P. Herman,
                                             SECRETARY

Dallas, Texas
January 30, 1998

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PROXY

                        VARI-LITE INTERNATIONAL, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 27, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned (i) acknowledges receipt of the Notice dated January 30, 1998, of the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held on February 27, 1998, at 10:00 a.m., local time, at the offices of the Company at 201 Regal Row, Dallas, Texas 75247, and the Proxy Statement in connection therewith; and
(ii) appoints H.R. Brutsche III and Michael P. Herman, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on January 26, 1998, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

   If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                           - FOLD AND DETACH HERE -

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THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES         PLEASE MARK
HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO        YOUR VOTES AS   /X/
SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL      INDICATED IN
THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY      THIS EXAMPLE
LAWFULLY DO BY VIRTUE HEREOF.

1. Proposal to elect two Class I directors to serve until the annual meeting of stockholders to be held in 2001 or until their respective successors are elected and qualified.

  FOR all nominees             WITHHOLD          Nominees: C. Vincent Prothro and John D. Maxson
listed to the right           AUTHORITY
 (except as marked    to vote for all nominees   (INSTRUCTION: To withhold authority to vote
  to the contrary)      listed to the right      for any individual nominee, write that nominee's
                                                 name on the line below.)
        / /                     / /
                                                 --------------------------------------------------

2. In the discretion of the proxies, on any    Please date this proxy and sign
   other matters that may properly come        your name exactly as it appears
   before the meeting or any postponements     hereon. Where there is more
   or adjournments thereof.                    than one owner, each should
                                               sign. When signing as an
        FOR    AGAINST    ABSTAIN              attorney, administrator,
        / /      / /        / /                executor, guardian or trustee,
                                               please add your title as such.
                                               If executed by a corporation,
                                               the proxy should be signed by a
                                               duly authorized officer.

                                               Please mark, sign, date and
                                               return your proxy promptly in
                                               the enclosed envelope whether
                                               or not you plan to attend the
                                               Meeting. No postage is required.
                                               You may nevertheless vote in
                                               person if you do attend.

                                               Dated                   , 1998
                                                     -----------------

                                               ------------------------------
                                                  Signature of Stockholder

                                               ------------------------------
                                                  Signature of Stockholder

                                               ------------------------------
                                                   Title, if applicable
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                           - FOLD AND DETACH HERE -